UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):            August 10, 2011

MUELLER WATER PRODUCTS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0001-32892	20-3547095

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1200 Abernathy Road, Suite 1200

Atlanta, Georgia 30328

(Address of Principal Executive Offices)

(770) 206-4200

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 7.01.	Regulation FD Disclosure

On August 10, 2011, Gregory E. Hyland, president, chairman and chief executive officer of Mueller Water Products, Inc. (the “Company”) and Evan L. Hart, vice president and chief financial officer of the Company, are scheduled to attend the BB&T Capital Markets Investor Conference. The conference is scheduled to take place in San Francisco, California. A copy of the presentation that will be used by Mr. Hyland and Mr. Hart at the conference is attached hereto as Exhibit 99.1. The presentation will be accessible online through the Investors section of the Company’s website located at www.muellerwaterproducts.com.

The information provided pursuant to this Item 7.01, including Exhibit 99.1 in Item 9.01, is “furnished” and shall not be deemed to be “filed” with the Securities and Exchange Commission or incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filings.

Item 8.01.	Other Events

BofA Merrill Lynch is acting as financial advisor to Mueller Water Products, Inc. in connection with its previously announced decision to explore potential strategic alternatives for its United States Pipe and Foundry Company, LLC subsidiary.

Item 9.01	Exhibit

(d) Exhibits.

99.1	Presentation materials for the BB&T Capital Markets Investor Conference (August 10, 2011)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 10, 2011	MUELLER WATER PRODUCTS, INC.

	By:	/s/ Kevin G. McHugh
Kevin G. McHugh
Vice President and Controller